Exhibit 99.1

PLBY Group Reports Second Quarter 2021
Financial Results

Second Quarter 2021 Revenue Grew 44% Year-Over-Year to $49.9 Million

LOS ANGELES – August 10, 2021 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the second quarter ended June 30, 2021.

Ben Kohn, Chief Executive Officer of PLBY Group, stated, “We are pleased to report another successful quarter that demonstrates the powerful combination of our growing direct-to-consumer business, an optimized licensing operation and scalable digital offerings. On the direct- to-consumer side, we saw great traction on Playboy.com with expanded merchandise offerings and strategic influencer marketing. In addition, the second quarter marked continued strong performance in our licensing business and our entry into blockchain-powered offerings with our first NFT collection.”

Mr. Kohn continued, “We are also very excited by our acquisition of Honey Birdette, the fast-growing, luxury lingerie and lifestyle brand. We are eager to integrate Honey Birdette’s operations into our direct-to-consumer infrastructure and to help accelerate the high-end brand’s growth in new regions. The Honey Birdette team brings immense experience in product design, sourcing and direct-to-consumer strategies that will contribute to our work building the leading global pleasure and leisure lifestyle platform.”

Second Quarter 2021 Financial Highlights
•Revenue grew 44% year-over-year, to $49.9 million, driven by growth in both direct-to-consumer and licensing revenues.
•Direct-to-consumer revenue grew 88% year-over-year, to $28.0 million, and licensing revenue grew 12% year-over-year, to $15.4 million.
•Net loss was $8.9 million, largely driven by $7.9 million of non-recurring expenses related to the acquisition of Honey Birdette, refinancing of debt, and amortization of a one-time non-cash inventory valuation step-up as part of the purchase accounting resulting from the acquisition of Lovers in March 2021.
•Adjusted EBITDA was $5.9 million and was impacted by a full quarter of public company expenses, in addition to technology investments being made to provide a superior and unified direct-to-consumer experience.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time today to discuss the second quarter 2021 financial results. Participants may access the live webcast on the events section of the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors/events-and-presentations.

About PLBY Group, Inc.
PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in consumer spending annually across approximately 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its acquisitions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$49,851	$34,557	$92,531	$66,331
Costs and expenses
Cost of sales	(23,675)	(19,096)	(42,699)	(35,648)
Selling and administrative expenses	(29,615)	(13,277)	(57,561)	(25,727)
Related party expenses	—	(250)	(250)	(500)
Total costs and expenses	(53,290)	(32,623)	(100,510)	(61,875)
Operating (loss) income	(3,439)	1,934	(7,979)	4,456
Nonoperating income (expense):
Interest expense	(2,253)	(3,314)	(5,550)	(6,656)
Loss on extinguishment of debt	(1,217)	—	(1,217)	—
Other (expense) income, net	(3)	42	742	29
Total nonoperating expense	(3,473)	(3,272)	(6,025)	(6,627)
Loss before income taxes	(6,912)	(1,338)	(14,004)	(2,171)
Benefit (expense) from income taxes	(2,003)	(2,278)	91	(3,854)
Net loss	(8,915)	(3,616)	(13,913)	(6,025)
Net loss attributable to redeemable noncontrolling interest	—	—	—	—
Net loss attributable to PLBY Group, Inc.	$(8,915)	$(3,616)	$(13,913)	$(6,025)
Net loss per share, basic and diluted	$(0.24)	$(0.16)	$(0.42)	$(0.27)
Weighted-average shares used in computing net loss per share, basic and diluted	36,736,446	22,199,098	33,298,957	22,093,444

PLBY Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$255,529	$13,430
Restricted cash	—	2,130
Receivables, net of allowance for doubtful accounts	6,770	6,601
Inventories, net	18,263	11,788
Stock receivable	—	4,445
Prepaid expenses and other current assets	14,215	8,822
Total current assets	294,777	47,216
Restricted cash	2,130	—
Property and equipment, net	20,925	5,203
Intangible assets, net	342,812	339,032
Goodwill	16,814	504
Contract assets, net of current portion	14,667	7,159
Other noncurrent assets	12,658	13,013
Total assets	$704,783	$412,127
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,467	$8,678
Accrued salaries, wages, and employee benefits	2,377	4,870
Deferred revenues, current portion	10,644	11,159
Long-term debt, current portion	2,093	4,470
Convertible promissory notes	—	6,230
Other current liabilities and accrued expenses	19,359	18,556
Total current liabilities	49,940	53,963
Deferred revenues, net of current portion	42,891	43,792
Long-term debt, net of current portion	159,438	154,230
Deferred tax liabilities, net	73,797	74,909
Other noncurrent liabilities	5,160	2,422
Total liabilities	331,226	329,316
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.0001 par value per share, 150,000,000 shares authorized, 39,228,956 shares issued and 38,528,956 shares outstanding as of June 30, 2021; 20,626,249 shares issued and outstanding as of December 31, 2020	4	2
Treasury stock, at cost, 700,000 shares and 0 shares as of June 30, 2021 and December 31, 2020	(4,445)	—
Additional paid-in capital	470,134	161,033
Accumulated deficit	(91,928)	(78,016)
Total stockholders’ equity	373,765	83,019
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$704,783	$412,127

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA”, and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, we typically adjust for nonoperating expenses and income, such as management fees paid to our largest stockholder, merger related bonus payments, non-recurring special projects including the implementation of internal controls, expenses associated with financing activities, acquisition related inventory step-up amortization and costs, the expense associated with reorganization and severance resulting in the elimination or rightsizing of specific business activities or operations as we transform from a print and digital media business to a commerce centric business.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA:

GAAP Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(8,915)	$(3,616)	$(13,913)	$(6,025)
Adjusted for:
Interest expense	2,253	3,314	5,550	6,656
Loss on extinguishment of debt	1,217	—	1,217	—
Provision for income taxes	2,003	2,278	(91)	3,854
Depreciation and amortization	1,034	533	1,762	1,174
EBITDA	(2,408)	2,509	(5,475)	5,659
Adjusted for:
Stock-based compensation	361	1,345	3,859	2,094
Reduction in force expenses	—	1,780	—	2,777
Nonrecurring items	1,460	117	7,500	117
Amortization of inventory step-up	2,250	1,615	2,250	3,230
Management fees and expenses	—	250	250	500
Nonoperating expenses	—	44	—	102
Acquisition related costs	4,218	—	4,218	—
Adjusted EBITDA	$5,881	$7,660	$12,602	$14,479